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INTERTAN INC.                                                         Exhibit 11
Statement of Computation of Earnings Per Share
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(in thousands, except per share data)

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                                                                                 Three Months ended
                                                                            ------------------------------
                                                                                     September 30
                                                                               1996                1995
                                                                            ------------------------------
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Primary Earnings Per Share

Net loss.................................................................    $ (4,607)          $ (2,205)
                                                                            ==============================

Weighted average number of common shares outstanding.....................      11,231             10,453

Weighted average number of common   shares issuable under
   warrants and stock option plans, net of assumed treasury stock
      repurchases at average market prices...............................         (a)                (a)
                                                                            ------------------------------

Weighted average number of common and common equivalent
   shares outstanding....................................................      11,231             10,453
                                                                            ==============================

Primary net loss per average common share................................    $  (0.41)          $  (0.21)
                                                                            ==============================


Fully Diluted Earnings Per Share

Reconciliation of net loss per statements to amounts used in computation of fully diluted net loss per average common share:

Net loss, as reported....................................................    $ (4,607)          $ (2,205)

Adjustments for assumed conversion of the 9% convertible subordinated debentures:

Add interest on the debentures...........................................         (a)                (a)
Add amortization expense on the debentures...............................         (a)                (a)
Less foreign exchange gain recognized on interest payable
   on convertible debentures.............................................         (a)                (a)
Less foreign exchange transaction loss (gain) recognized
   on the debentures.....................................................         (a)                (a)
Add income tax effect on the debentures..................................         (a)                (a)
                                                                            ------------------------------

Net loss, as adjusted....................................................    $ (4,607)          $ (2,205)
                                                                            ==============================

Reconciliation of weighted average number of shares outstanding to amount used in computation of fully diluted net loss per average common share:

Weighted average number of shares outstanding............................      11,231             10,453

Adjustments for assumed conversion of 9% convertible subordinated debentures to common stock as of the date of issuance,
   November 26, 1993.....................................................         (a)                (a)

Adjustments for assumed exercise of warrants and stock options,
   net of assumed treasury stock repurchases at  period end prices.......         (a)                (a)

Weighted average number of common and common equivalent shares...........   ------------------------------
   outstanding, as adjusted..............................................      11,231             10,453
                                                                            ==============================

Fully diluted net loss per average common shares.........................    $  (0.41)          $  (0.21)
                                                                            ==============================
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(a) These items are anti-dilutive and thus are omitted from the calculation.